UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 7, 2005

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

A. New CEO Compensation

     As disclosed by Ingram Micro Inc. (the “Company”) in its press release on April 6, 2005 and on a Form 8-K dated the same, Gregory M. E. Spierkel has been promoted to chief executive officer, effective June 1, 2005. Mr. Spierkel’s compensation package includes an annual base salary of $700,000, with a target bonus of 90% of his annual base salary, participation in the Company’s long-term incentive programs, the terms of which are described in Exhibit 10.20 (Ingram Micro Inc. Executive Incentive Plan) in the Company’s Form 10-K for the fiscal year ended January 1, 2005 and herein incorporated by reference to this Form 8-K (the “Plan”), and other benefits generally available to other associates of the Company. Mr. Spierkel is a participant in the Company’s 2005, 2004, 2003 and 2002 Long-Term Executive Cash Incentive Award Programs under the Plan. Payments under these Programs will be based on the Company’s achievement against pre-established objective performance measures over a three-year period. Minimum performance standards have been established below which no payments will be made. These Programs are hereinafter referred to in this Form 8-K as the “2005 LTIP”, “2004 LTIP”, “2003 LTIP”, and “2002 LTIP”, respectively.

B. New President and COO Compensation

     As disclosed in the Company’s press release on April 6, 2005 and on a Form 8-K dated the same, Kevin M. Murai has been promoted to president and chief operating officer, effective June 1, 2005. Mr. Murai’s compensation package includes an annual base salary of $600,000, with a target bonus of 85% of his annual base salary, participation in the Plan, and other benefits generally available to other associates of the Company. Mr. Murai is a participant in the 2005 LTIP, 2004 LTIP, 2003 LTIP and 2002 LTIP under the Plan.

C. CFO Retirement and Extension of Exercise Period of Option Term

     As previously disclosed by the Company in its press release on October 13, 2004 and on a Form 8-K dated the same, Thomas A. Madden, executive vice president and chief financial officer, has accepted a teaching position at the University of California, Irvine's Graduate School of Management. Mr. Madden has taken early retirement from the Company as of April 1, 2005. In connection with Mr. Madden’s retirement, the Human Resources Committee of the Board of Directors extended the exercise period of 205,224 options previously granted to Mr. Madden and which are vested and outstanding as of April 1, 2005 from 60 days (for non-qualified options) and 90 days (for incentive stock options) to a six-month period, ending September 30, 2005.

D. New CFO Compensation

     As previously disclosed by the Company in its press release on October 13, 2004 and on a Form 8-K dated the same, William D. Humes has been promoted to Executive Vice President and Chief Financial Officer, effective April 1, 2005. On April 1, 2005 (the “Grant Date”), Mr. Humes was granted options pursuant to the Company’s 2003 Equity Incentive Plan to purchase 8,775 shares of the Company’s common stock, at a price per share equal to the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date ($16.80 per share). These options vest one-third each year starting with the first anniversary of the Grant Date, and shall expire on the tenth anniversary of the Grant Date. Mr. Humes’ compensation package includes an annual base salary of $385,000, with a target bonus of 65% of his annual base salary, participation in the Plan, and other benefits generally available to other associates of the Company. Mr. Humes is a participant in the 2005 LTIP, 2004 LTIP, 2003 LTIP and 2002 LTIP under the Plan.

E. New Non-Executive Chairman Compensation

     As disclosed in the Company’s press release on April 6, 2005 and Form 8-K dated the same, Kent B. Foster has decided to retire as the Company’s chief executive officer and will become the non-executive chairman of the board of directors, effective June 1, 2005. The Board of Directors of the Company has approved that effective June 1, 2005 the Company mutually terminate with Mr. Foster his Employment Agreement with the Company, dated March 6, 2000 (herein incorporated by reference to Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2000), with no further compensation or rights accruing or due to Mr. Foster under said agreement as a result of the termination. In addition, the Board of Directors has approved and has directed the Company to prepare a new agreement (the “Agreement”) to be entered into with Mr. Foster to compensate him in his new capacity as the non-executive chairman for a period of two years from June 1, 2005. The Board will have the right to terminate the Agreement at any time during such two-year period.

     All stock options previously awarded to Mr. Foster will continue to vest according to their original terms during the time he serves as the non-executive chairman, and all unvested options will vest immediately when he retires from the Board of Directors. Mr. Foster’s 2005 annual incentive bonus, if any, will be paid on a pro-rata basis through June 1, 2005, at the time all other annual incentive bonuses for 2005, if any, are paid to executives.

     Mr. Foster’s interest in all existing long-term executive cash incentive programs (2005 LTIP, 2004 LTIP, 2003 LTIP and 2002 LTIP), the terms of which are described in the Plan, will continue to accrue irrespective of whether Mr. Foster completes his term as non-executive chairman of the Company and will be paid to Mr. Foster at the same time as payments are made (if they are made) to other participants.

     Mr. Foster will receive a $6 million cash retention bonus at the end of the two year term of the new Agreement if he remains as the non-executive chairman throughout the term. If the Board of Directors chooses to terminate the Agreement prior to the end of the term other than for cause, Mr. Foster will be entitled to receive a pro rata share of any bonus to which he is entitled. If Mr. Foster voluntarily retires before the end of the term and ceases to be the non-executive chairman, he will not receive any bonus payments. If Mr. Foster dies or becomes disabled before the end of the term, he will be entitled to receive a pro rata share of the bonus.

     Mr. Foster will also receive an annual non-executive chairman’s fee equal to $650,000 payable in cash and equity-based compensation, plus the standard Board of Director’s compensation package comprised of an annual award of cash and equity-based compensation, with an estimated value of approximately $167,000. Standard form agreements relating to such director compensation, including for such deferral election, have been included as Exhibits 10.27 through 10.32 in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005, and are herein incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      The Company has approved an amendment of the Bylaws of the Company to allow the Board of Directors to be increased from ten members to twelve members, in the amended and restated form attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The Board of Directors has nominated Mr. Sperkiel and Mr. Murai to stand for election at the 2005 Annual Meeting of Shareowners scheduled on June 1, 2005 as the Company’s eleventh and twelfth directors.

Item 8.01. Other Events

A. Amendments to Corporate Governance Guidelines

      The Company has approved an amendment to the Corporate Governance Guidelines of the Company to: (1) extend the age that the Board will not elect or nominate for election as a member of the Board from anyone over the age of 72 to anyone over the age of 75; and (2) changed the procedure for appointing a Lead Director of the non-management/independent directors such that the Chairman of the Governance Committee shall automatically be designated Lead Director of the Corporation, and which position shall rotate among members of the Board when the chairmanship of the Governance Committee changes. The Company’s Corporate Governance Guidelines, as amended and restated, is attached as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

B. Election of New Section 16 Corporate Officer

      Ria Marie Carlson, the Company’s Corporate Vice President, Strategy and Communications, has been elected by the Board of Directors as a corporate officer, effective June 1, 2005. On such effective date, Ms. Carlson shall be considered an “executive officer” of the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Amended and Restated Bylaws of Ingram Micro Inc., dated April 6, 2005

99.2	Amended and Restated Corporate Governance Guidelines of Ingram Micro Inc., dated April 6, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

	By:	/s/ Larry C. Boyd

	Name:	Larry C. Boyd
	Title:	Senior Vice President, Secretary and General Counsel
Date: April 7, 2005